Exhibit 99.1

TSS, INC. REPORTS FIRST QUARTER 2024 RESULTS

142% revenue growth, 138% operating profit growth and 209% improvement in Adjusted EBIDTA compared to the first quarter of 2023

ROUND ROCK, TX – May 14, 2024 – TSS, Inc. (Other OTC: TSSI), a data center services company that integrates high-performance computing infrastructure and software, reported results for its first quarter ended March 31, 2024.

“We continued to deliver solid financial results with strong growth in revenues, gross profits, operating profits, and Adjusted EBITDA compared to the prior year,” said Darryll Dewan, CEO of TSS. “Executing our strategic growth initiatives is positioning our company to take advantage of the increase in demand for Generative AI computing solutions. Our production capacity has increased to capitalize on this trend, and we will drive further growth in revenues and profits in 2024”.

First Quarter Highlights (unaudited):

●

First quarter 2024 revenue of $15.9 million compared with $6.6 million in the first quarter of 2023. Procurement revenues were $11.6 million in the first quarter of 2024 compared to $1.7 million in the first quarter of 2023.

●	Increased gross profits by $1 million or 61% compared to the first quarter of 2023
●	Improved Operating income by $918,000 to income of $253,000 in the first quarter of 2024 compared to an operating loss of $665,000 in the first quarter of 2023.
●	Net income of $15,000 or $0.00 per share in the first quarter of 2024 compared to a net loss of $786,000 or $(0.04) per share in the first quarter of 2023.
●	Adjusted EBITDA of $475,000 in the first quarter of 2024 compared with Adjusted EBITDA loss of $436,000 in the first quarter of 2023.

Darryll Dewan, CEO of TSS, continued, “TSS is prepared to benefit from the growth in data center infrastructure spending that we are witnessing. New service offerings have been created that are extensions of our core capabilities. As a result of our operational improvements and investments in growth and given the state of this vibrant technology environment, we will continue to drive improved financial results in 2024 and beyond.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the first quarter 2024 financial results for Tuesday, May 14, 2024, at 4:30 PM Eastern. To participate on the conference call, please dial 1-888-596-4144 toll free from the U.S., or 1-646-968-2525 for international callers. The event ID number is 5752570. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at www.tssiusa.com.

An audio replay of the conference call will be available approximately four hours after the conclusion of the call and will be made available until June 14, 2024. The audio replay can be accessed at the following url: EVENT | ECHO PLAYBACK (registrations.events)

The conference ID to access the digital playback is 5752570. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, provision for bad debts and certain extraordinary items. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding items that may, or could, have a disproportionately positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS specializes in simplifying the complex. The TSS mission is to streamline the integration and deployment of high-performance computing infrastructure and software, ensuring that end users quickly receive and efficiently utilize the necessary technology. Known for flexibility, the company builds, integrates, and deploys custom, high-volume solutions that empower data centers and catalyze the digital transformation of generative AI and other leading-edge technologies essential for modern computing, data, and business needs. TSS’s reputation is built on passion and experience, quality, and fast time to value. As trusted partners of the world's leading data center technology providers, the company manages and deploys billions of dollars in technology each year. For more information, visit www.tssiusa.com.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers and our ability to diversify our customer base; risks relating to operating in a highly competitive industry; risks relating to supply chain challenges; risk related to changes in labor market conditions; risks related to the implementation of a new enterprise resource IT system; risk related to the development of our procurement services business; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; uncertainty related to current economic conditions including the impact of the COVID-19 pandemic and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	March 31,	December 31,
	2024	2023
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$14,383	$11,831
Contract and other receivables, net	4,570	3,527
Costs and estimated earnings in excess of billings on uncompleted contracts	487	1,310
Inventories, net	848	2,343
Prepaid expenses and other current assets	202	302
Total current assets	20,490	19,313
Property and equipment, net	617	628
Lease right-of-use assets	3,973	4,062
Goodwill	780	780
Intangible assets, net	-	35
Other assets	931	817
Total assets	$26,791	$25,600
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$16,290	$14,362
Deferred revenues	2,605	3,370
Current portion of lease liabilities	745	688
Total current liabilities	19,640	18,420
Non-current portion of lease liabilities	3,492	3,631
Total liabilities	23,132	22,051
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at March 31, 2024 and December 31, 2023; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at March 31, 2024 and December 31, 2023: 23,909 and 23,533 shares issued at March 31, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	72,253	71,103
Treasury stock 1,882 and 1,762 shares at cost at March 31, 2024 and December 31. 2023, respectively	(2,300)	(2,245)
Accumulated deficit	(66,296)	(66,311)
Total stockholders' equity	3,659	3,549
Total liabilities and stockholders’ equity	$26,791	$25,600

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended March 31,
	2024	2023
Results of Operations:
Revenue	$15,892	$6,574
Cost of revenue	13,178	4,888
Gross profit	2,714	1,686
Operating expenses:
Selling, general and administrative	2,389	2,262
Depreciation and amortization	72	89
Total operating costs	2,461	2,351
Operating income (loss)	253	(665)
Interest expense, net	(228)	(112)
Income (loss) before income taxes	25	(777)
Income tax expense	10,5	9
Net income (loss)	$15	$(786)

Basic and diluted net income (loss) per share	$0.00	$(0.04)

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended March 31,
	2024	2023

Net income (loss)	$15	$(786)

Interest expense (income), net	228	112
Depreciation and amortization	72	89
Income tax expense	10	9
EBITDA profit (loss)	$325	$(576)
Stock based compensation	150	140
Adjusted EBITDA profit (loss)	$475	$(436)